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                                                                       EXHIBIT 5


                   [LETTERHEAD OF SULLIVAN & WORCESTER LLP]




                                    October 24, 1997



SIS Bancorp, Inc.
1441 Main Street
Springfield, Massachusetts 01102

     Re:  Registration Statement on Form S-4
          1,354,141 shares of Common Stock, par value $.01 per share
          ----------------------------------------------------------

Gentlemen:

     The following opinion is furnished to you in connection with the registration by SIS Bancorp, Inc., a Delaware corporation (the "Company"), pursuant to a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of 1,354,141 shares (the "Shares") of Common Stock, par value $.01 par value (the "Common Stock"), which are to be offered by the Company in connection with the Agreement and Plan of Reorganization dated as of August 18, 1997 (the "Agreement") between the Company and Glastonbury Bank & Trust Company and the transactions contemplated thereby.

     We have acted as counsel to the Company in connection with the Agreement and the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company as presently in effect, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

     Based on and subject to the foregoing, we are of the opinion that: (a) the Shares have been duly and validly authorized by the Company; and (b) all necessary action on the part of the Company in connection with the issuance of said Shares has been taken and, upon issuance of the Shares in accordance with the terms of the Agreement, said Shares will be validly issued, fully paid and nonassessable by the Company.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm made therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ Sullivan & Worcester LLP

                                       Sullivan & Worcester LLP